                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                       INTERMAGNETICS GENERAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                      LOGO

                       INTERMAGNETICS GENERAL CORPORATION

                    Notice of Annual Meeting of Shareholders
                                November 14, 2001


TO THE SHAREHOLDERS OF
INTERMAGNETICS GENERAL CORPORATION:

Notice is hereby given that the annual meeting of shareholders of INTERMAGNETICS GENERAL CORPORATION (the "Company") will be held at The Waldorf-Astoria, Louis XVI Suite, 301 Park Avenue, New York, New York 10022-6897 on November 14, 2001, at 10:30 a.m. local time, for the following purposes:

         1. To elect three directors; and

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record as of the close of business on September 28, 2001 are entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments thereof.

                                             By order of the Board of Directors,


                                             KATHERINE M. SHEEHAN
                                             Corporate Secretary

Latham, New York
September 24, 2001


               REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE
             MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.

                       INTERMAGNETICS GENERAL CORPORATION

                             450 Old Niskayuna Road
                                  P.O. Box 461
                             Latham, New York 12110


                                 PROXY STATEMENT

                       2001 Annual Meeting of Shareholders


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Intermagnetics General Corporation (the "Company", "we", "our" or "us") for use at the 2001 annual meeting of shareholders, and at any adjournments thereof. The annual meeting is scheduled to be held at The Waldorf-Astoria, Louis XVI Suite, 301 Park Avenue, New York, New York 10022-6897 on November 14, 2001, at 10:30 a.m. local time. This proxy statement and the accompanying proxy will be distributed to shareholders on or about October 13, 2001.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by our officers and directors and a small number of regular employees who will not be specially compensated for such services. We will also request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

         Our annual report on Form 10-K (excluding exhibits) for the fiscal year ended May 27, 2001, was mailed with this proxy statement but does not constitute a part of this proxy statement.

         On February 7, 2000, we appointed PricewaterhouseCoopers LLP as our independent accountants. We expect PricewaterhouseCoopers will continue to serve as our independent accountants during the current fiscal year. We have asked that a representative of PricewaterhouseCoopers attend the 2001annual meeting of shareholders. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate shareholder questions.

                              VOTING AT THE MEETING

         Common Stock holders of record at the close of business on September 28, 2001 are entitled to vote at the meeting. As of September 19, 2001, there were 16,187,715 shares of Common Stock outstanding.

         The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The attendance in person or by proxy of shareholders holding one-third of all votes entitled to be cast will constitute a quorum.

         Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. You may use the enclosed proxy to authorize the voting of your shares at the meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the meeting in accordance with each shareholder's directions. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         Three directors will be elected through cumulative voting by a plurality of the votes cast. Accordingly, you may multiply the number of shares held by you as of September 28, 2001 by three and cast all votes for a single director or distribute your votes among the three directors standing for election. On all other matters to be voted upon by the shareholders, each share of record is entitled to one vote.

         Under rules promulgated by the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

         Please specify your choice(s) by marking the appropriate boxes on the enclosed proxy card. If you submit a proxy with no choice specified, the shares will be voted as recommended by the Board of Directors. Brokerage firms that are members of the New York Stock Exchange or the American Stock Exchange and hold shares in street name for customers have the authority under the exchange rules to vote in their discretion on behalf of their clients on matters which the exchanges determine to be routine, provided their clients have not furnished voting instructions within ten days of the shareholders' meeting.

         Execution of the accompanying proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy by giving written or oral notice of revocation to our Corporate Secretary, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

                                  Special Note
         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent in the name of your broker or bank, you must secure a legal proxy from your broker or bank assigning voting rights to you for your shares.

                              ELECTION OF DIRECTORS

         Our Restated Certificate of Incorporation classifies the Board of Directors into two classes having staggered terms of two years each. The Board of Directors fixes the number of directors that will serve on the Board through a majority vote of the then existing directors. The Board currently consists of seven members.

         The Board has nominated the following individuals to serve as directors for a two-year term ending in 2003: Michael Hoffman, Thomas L. Kempner and Sheldon E. Weinig. Dr. Weinig and Mr. Kempner currently serve as directors of the Company.

         The nominees have consented to be named and to serve if elected. Unless otherwise indicated on the proxy card, proxies received will be voted for the election of the nominees. The Board believes all nominees will be able to serve as directors. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. Shareholders may vote cumulatively for any or all of the nominees or their substitutes. It is the Company's intention to have the proxy holders exercise cumulative voting rights to elect the maximum number of the nominees or their substitutes. Your Board of Directors unanimously recommends a vote FOR each nominee.

Requirements for Advance Notification of Nominations

         Under the Company's Restated Certificate of Incorporation (Article SIXTH), a director may not be elected unless the name of the nominee, the nominee's consent, and information concerning the nominee's present and prior occupations and transactions with the Company or its subsidiaries are filed with our Corporate Secretary no later than the time fixed in the by-laws.

         Section 2.03(b) of our by-laws provides that any shareholder entitled to vote for the election of directors at a meeting may nominate a director for election if written notice of the nomination is received by the Company's Corporate Secretary not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. This section does not apply to nominations for which proxies are solicited under applicable regulations adopted by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"). The notice must contain, or be accompanied by, the following:

         (a) the name and address of the shareholder who intends to make the nomination;

         (b) a representation that the shareholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         (c) such information regarding each nominee as would be required in a proxy statement filed pursuant to the SEC's proxy rules had proxies been solicited with respect to the nominee by the Company's Board of Directors;

         (d) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

         (e) the consent of each nominee to serve as director of the Company if so elected.

         Pursuant to the above requirements, our Corporate Secretary must receive appropriate notices for nominations of directors no later than October 26, 2001. Information Regarding Nominees for Election as Directors and Regarding Continuing Directors


                NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2003

                                       Principal Occupations During                           Year First
                                       the Past Five Years and                                Became
Name of Director              Age      Certain Directorships                                  Director
----------------              ---      ---------------------                                  --------

Sheldon E. Weinig             73       Adjunct Professor of Columbia University and State     1993
                                       University of New York at Stony Brook, NY; former
                                       Vice Chairman of Sony Engineering & Manufacturing
                                       of America; Director of Insituform Technology Inc.
                                       and Moltech Corporation.

Thomas L. Kempner             74       Chairman and CEO Loeb Partners Corporation;            1988
                                       Director of Alcide Corporation, CCC Information
                                       Services Group, Inc., Dyax, Evercel, Inc.,
                                       FuelCell Energy, Inc., IGENE Biotechnology, Inc.,
                                       Insight Communications Company, Inc., Northwest
                                       Airlines, Inc. (Emeritus), and Roper Starch
                                       Worldwide, Inc.

Michael E. Hoffman            42       Credit Suisse First Boston, Global Head of Value       2001
                                       Based Research Group since 1999,
                                       Director, Business and Environmental
                                       Services from 1993-1999.

               CONTINUING DIRECTORS SERVING TERMS EXPIRING IN 2002

                                       Principal Occupations During                           Year First
                                       the Past Five Years and                                Became
Name of Director              Age      Certain Directorships                                  Director
----------------              ---      ---------------------                                  --------

John M. Albertine             57       Chairman and CEO of Albertine Enterprises, Inc.        1996
                                       (an economic forecasting and public policy firm)
                                       and Chairman of Albertine Industries (a merchant
                                       banking firm), since 1990; director of Semco
                                       Energy Inc., Kadant Inc. (formerly, Thermo
                                       Fibertek, Inc.), Jam Shoe Concepts, The Shoebilee
                                       Retail Group

Glenn H. Epstein              43       President (since May 5, 1997) and Chief Executive      1998
                                       Officer (since June 1, 1999) of the Company; prior
                                       to that, Mr. Epstein worked for Oxford Instruments
                                       Group, plc most recently as President of Nuclear
                                       Measurements Group, Inc. (a wholly-owned
                                       subsidiary of Oxford Instruments, plc); director
                                       of Kryotech Inc. and IGE.

James S. Hyde                 69       Professor of Biophysics at the Medical College of      1997
                                       Wisconsin since 1975

Carl H. Rosner                72       Chairman of the Company since its formation in         1971
                                       1971 and Chief Executive Officer from early in
                                       1984 until his retirement as CEO effective May 31,
                                       1999, Chairman and Chief Executive Officer of
                                       CardioMag since its formation in 2001; director of
                                       Ultralife Batteries, Inc., CardioMag, C.E.S.


General Information Concerning the Board of Directors and its Committees

         The Board of Directors met on seven (7) occasions in the fiscal year ended May 27, 2001. Our by-laws provide that the Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee or other committees, each of which shall consist of three or more directors. The Board of Directors annually elects from its members the Compensation, Audit, Nominating, Executive and Business Development Committees. During the last fiscal year, each director, except Mr. Shikiar, attended at least 75% of the aggregate of the meetings of the Board of Directors and the committee or committees on which he served. Mr. Shikiar attended 67% of the aggregate of the meetings of the Board of Directors and the committee on which he served.

         Compensation Committee. The Compensation Committee is presently composed of Messrs. Albertine, Kempner, Weinig and Hyde (Committee Chairman). The Compensation Committee reviews the recommendations of the Company's Chief Executive Officer as to the appropriate level of compensation for the Company's principal executive officers and certain other key personnel and recommends to the Board of Directors the compensation of the Chief Executive Officer. The Compensation Committee also oversees the Company's Incentive Bonus Program and grants options under the Company's stock option plan. (See "Executive Compensation.") This Committee met five (5) times during fiscal year 2001.

         Audit Committee. The Audit Committee is presently composed of Messrs. Albertine, Kempner, Shikiar and Weinig (Committee Chairman). This Committee meets with the Company's independent accountants to review the scope of auditing procedures and the Company's accounting procedures and controls. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee met twice during fiscal year 2001.

         Nominating Committee. The Nominating Committee is presently composed of Messrs. Epstein, Hyde, Rosner and Albertine (Committee Chairman). This Committee, in addition to the entire Board of Directors, considers candidates for director of the Company. The Nominating Committee also considers nominees recommended by shareholders. Shareholders desiring to submit the name of, and any pertinent data with respect to, a nominee should send this information in writing to the Chairman of the Nominating Committee, in care of the Company. The Nominating Committee met once during fiscal year 2001.

         Executive Committee. The Executive Committee is presently composed of Messrs. Epstein, Kempner, Shikiar and Rosner (Committee Chairman). This Committee meets at the direction of the Board to act on special matters in accordance with the Bylaws of the Company. The Executive Committee met once during fiscal year 2001.

         Business Development Committee. The Business Development Committee is presently composed of Messrs. Hyde, Rosner, Shikiar and Epstein (Committee Chairman). This Committee meets to discuss developments and opportunities related to the Company's business and provides oversight for the Company's strategic planning. The Business Development Committee met once during fiscal year 2001.

Director Remuneration

         Under a plan adopted by the Board of Directors on January 26, 2000, the Company's non-employee Directors may elect each calendar year to be paid in Company Common Stock or cash. The plan has a five-year term and a director must retain 75% of the stock he receives under the plan until (a) expiration of his term as a director, or (b) expiration of the plan. For calendar year 2001 all non-employee directors elected to be paid in stock (2,575 shares).

         Pursuant to the Company's 2001 Stock Option and Stock Award Plan (the "Plan"), each non-employee director receives, without the exercise of any discretion by any person, non-qualified stock options to purchase 2,349 shares of Common Stock as of the first business day of each calendar quarter for each year that the Plan remains in existence. All options granted to non-employee directors have a term of ten years and become exercisable in three installments on the first, second and third year anniversaries of the date of grant. The option exercise price per share is equal to the fair market value of a share of Common Stock as of the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to shares of Common Stock beneficially owned by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by persons to our knowledge who own 5% or more of our Common Stock. This information has been provided by each of the directors and executive officers as of July 15, 2001, and does not include shares held by participants in the IGC Savings Plan, because such shares are not beneficially owned by participants as that term is defined in Section 13d-3 of the General Rules and Regulations under the Exchange Act. This information does include shares subject to stock options and similar rights held by each individual or group to the extent such rights are exercisable within 60 days of the date as to which information is provided.

                                          Number of Shares         Percentage of
Beneficial Owner                          Beneficially Owned(1)    Class(2)
----------------                          ---------------------    --------

Carl H. Rosner(3)                                  593,014             3.7
Glenn H. Epstein(4)                                444,326             2.8
Richard J. Stevens                                 159,459             1.0
Thomas L. Kempner(5)                               149,574             1.0
James S. Hyde(6)                                   115,122             1.0
Leo Blecher(7)                                      75,396             *
Michael C. Zeigler(8)                               48,896             *
David W. Dedman(9)                                  45,338             *
Sheldon E. Weinig(10)                               41,293             *
Stuart A. Shikiar(11)                               19,873             *
John M. Albertine(12)                               11,350             *
Michael E. Hoffman                                   1,632             *
All executive officers and directors as a        1,748,332             10.9
group (13 persons)(13)


(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The share numbers in this table have been adjusted to reflect a 2% stock dividend distributed by the Company on August 31, 2001 to all shareholders of record as of August 14, 2001.

(2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of July 15, 2001, which was 16,097,763 (adjusted to reflect the 2% stock dividend), and all shares issuable to such individual or group upon the exercise of outstanding stock options or similar rights to the extent such rights are exercisable within 60 days of such date.

(3)   Includes presently exercisable options to purchase 294,109 shares.

(4)   Includes presently exercisable options to purchase 384,705 shares.

(5) Includes 61,780 shares held by trusts of which Mr. Kempner is a trustee. Mr. Kempner disclaims beneficial ownership as to 35,121 of such shares. Also includes presently exercisable options to purchase 28,188 shares.

(6)   Includes presently exercisable options to purchase 11,745 shares.

(7)   Includes presently exercisable options to purchase 11,149 shares.

(8) Includes 11,800 shares held by Mr. Zeigler's spouse as to which Mr. Zeigler disclaims beneficial ownership. Also includes presently exercisable options to purchase 558 shares.

(9)   Includes presently exercisable options to purchase 21,186 shares.

(10)  Includes presently exercisable options to purchase 28,188 shares.

(11)  Includes presently exercisable options to purchase 7,047 shares.

(12)  Includes presently exercisable options to purchase 2,349 shares.

(13) Includes presently exercisable options to purchase 791,325 shares, and includes certain shares as to which beneficial ownership is disclaimed.

                             EXECUTIVE COMPENSATION

         The following table summarizes for the past three years the annual and long-term compensation of those persons who were, on May 27, 2001, the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                        Annual                        Long Term
                            -------------------------------------------------------------------------

                                                                      Award of
                            Fiscal                                    Stock          All Other
Position                    Year        Salary           Bonus(1)     Options        Compensation
-----------------------------------------------------------------------------------------------------

Glenn H. Epstein            2001      $350,000         $245,000        25,500         $ 62,099(2)
President and               2000       258,653           60,416       500,000           54,133(2)
Chief Executive             1999       199,609           35,000        50,500            3,860(2)
Officer

Michael C. Zeigler          2001       179,862           70,125         5,000           29,812(4)
Chief Financial             2000       174,803           30,666         7,500           11,763(4)
Officer and Senior Vice     1999       157,115           15,000         7,500            6,360(4)
President - Finance

Leo Blecher                 2001       188,122           76,500        10,000           21,498(5)
Vice President              2000       165,255           40,000       100,000            6,653(5)
and General Manager -       1999       145,119           30,000        10,000            2,639(5)
IGC-Magnet Business Group

Richard J. Stevens          2001       147,198           25,000         5,000           14,625(6)
Vice President and          2000       146,120           14,772         7,500            5,380(6)
General Manager -           1999       136,124           30,000        10,000            3,587(6)
IGC-Medical Advances Inc.

David W. Dedman             2001       186,709           51,150         7,500           12,948(7)
Vice President and          2000       163,423           35,000         7,500            1,420(7)
General Manager - IGC-APD   1999       115,104(8)        16,000        55,000             --
Cyrogenics Inc. and
IGC-Polycold Inc.

(1) All bonuses were earned by the Executives as incentive compensation bonuses for fiscal years 2001, 2000 and 1999 performance, respectively, and paid in fiscal years 2002, 2001, and 2000, respectively.

(2) Includes the Company's share of contributions on behalf of Mr. Epstein to the IGC Savings Plan (401(k)) in the amount of $9,299, $7,294, and $3,150 for fiscal years 2001, 2000, and 1999, respectively, and payments of $3,800, $1,839, and $710 by the Company for a life insurance policy for the benefit of Mr. Epstein in fiscal years 2001, 2000, and 1999 respectively. Also includes $49,000 and $45,000 paid to Mr. Epstein in fiscal years 2001 and 2000, respectively, for which the intent is to compensate for caps imposed by US Government tax regulations on the Company's qualified retirement and savings programs and which is paid in lieu of inclusion in any other of the Company's non-qualified retirement programs.

(3) Includes the Company's share of contributions on behalf of Mr. Zeigler to the IGC Savings Plan (401(k)) in the amounts of $9,279, $5,203, and $2,773 for fiscal years 2001, 2000, and 1999, respectively, payments under the Company's Supplemental Income Plan and Supplemental Retirement Plan in the amounts of $15,737, $4,562, and $3,586 for fiscal years 2001, 2000, and
      1999, respectively, and payments of supplemental frozen pension contributions of $4,796 and $1,998 to the IGC Deferred Compensation Plan in fiscal years 2001 and 2000, respectively.

(5) Includes the Company's share of contributions on behalf of Mr. Blecher to the IGC Savings Plan (401(k)) in the amounts of $8,641, $4,629, and $2,639 for fiscal years 2001, 2000 and 1999, respectively, and payment of a supplemental frozen pension contribution of $4,857 and a supplemental retirement contribution of $8,000 to the IGC Deferred Compensation Plan in fiscal year 2001, and payment of a supplemental frozen pension contribution of $2,024 to the IGC Deferred Compensation Plan in fiscal year 2000.

(6) Consists of the Company's share of contributions on behalf of Mr. Stevens to the IGC Savings Plan (401(k)) in the amounts of $6,625, $5,380, and $3,587 for fiscal years 2001, 2000 and 1999, respectively, and payment of a supplemental retirement contribution of $8,000 to the IGC Deferred Compensation Plan in fiscal year 2001.

(7) Consists of the Company's share of contributions on behalf of Mr. Dedman to the IGC Savings Plan (401(k)) in the amounts of $4,984 and $1,420 for fiscal years 2001 and 2000, respectively, and payment of a supplemental retirement contribution of $8,000 to the IGC Deferred Compensation Plan in fiscal year 2001.

(8) Mr. Dedman joined the Company on September 8, 1998. Therefore, he received compensation from the Company for approximately nine months in fiscal year 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes stock options granted during the fiscal year ended May 27, 2001 to the persons named in the Summary Compensation Table. No stock appreciation rights have been granted by the Company nor is the grant of such rights currently provided for in the Company's 2000 Stock Option and Stock Award Plan.

                                                                                   |  Potential Realizable
                                                                                   |  Value at Assumed
                                    Individual Grants                              |  Annual Rates of Stock
                                    -----------------                              |  Price Appreciation for
                                      Percentage of                                |  Option Term(1)
                                      Total Options                                |
                                        Granted to       Exercise                  |
                         Options       Employees in        Price       Expiration  |
Name                     Granted        Fiscal 2001     (per share)       Date     |      5%            10%
------------------------------------------------------------------------------------------------------------------

Glenn H. Epstein        13,840(2)          7.4%          $20.80         04/04/11      $181,027      $457,412
                        11,160(3)          6.0%           20.80         04/04/11       145,973       369,954

Michael C. Zeigler       5,000(2)          2.7%           20.80         04/04/11        65,400       165,250

Leo Blecher             10,000(3)          5.4%           20.80         04/04/11       130,800       331,500

Richard J. Stevens       5,000(2)          2.7%           20.80         04/04/11        65,400       165,250

David W. Dedman          7,500(3)          4.0%           20.80         04/04/11        98,100       248,625

(1) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These amounts are reported net of the option exercise price (which may be paid by delivery of already-owned shares of Common Stock), but before any taxes associated with the exercise or subsequent sale of the underlying stock. The actual value, if any, an optionholder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the optionholder's continued employment through the vesting period. The actual value to be realized by the optionholder may be greater or less than the values estimated in this table.

(2) Options vest in three equal annual installments beginning on first anniversary date. Options were granted on April 4, 2001.

(3) Options vest in five equal installments beginning on first anniversary date. Options were granted on April 4, 2001.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

         The following table summarizes option exercises during the fiscal year ended May 27, 2001, and the value of vested and unvested options, for the persons named in the Summary Compensation Table at May 27, 2001.

                                                  |  Number of Unexercised           |  Value of Unexercised
                                                  |  Options at May 27, 2001         |  In-the-Money Options at
                                                  |                                  |  May 27, 2001(1)
                      Shares                      |                                  |
                      Acquired on     Value       |                                  |
Name                  Exercise        Realized    |  Exercisable     Unexercisable   |  Exercisable        Unexercisable
--------------------------------------------------------------------------------------------------------------------------

Glenn H. Epstein       90,671         $1,452,254       196,740          397,582          $  541,603          $8,552,293

Michael C. Zeigler     85,193          1,512,966           547           21,972               8,328             409,256


Leo Blecher            77,710          1,401,428        10,930           88,556             166,417           1,736,992

Richard J. Stevens     27,097            555,018             0           22,718                   0             422,978


David W. Dedman          --                 --          20,771           51,104             488,358           1,084,236


(1) Based on the closing price of the Common Stock as reported on Nasdaq on May 25, 2001 ($29.75), net of the option exercise price.


                                  BENEFIT PLANS

         Pension Plan. In fiscal 1999 the Company froze all pension benefits under its qualified, defined benefit pension plan (the "Pension Plan") as of December 31, 1998 (with the exception of approximately 50 bargaining unit members at a subsidiary, IGC-APD Cryogenics Inc.). Therefore, no additional benefits were accrued after that date. Prior to freezing the Pension Plan, all employees 21 years of age and older who had completed one year of credited service participated in the Pension Plan. Participating employees received certain defined benefits under the Pension Plan upon their normal or early retirement from the Company's employ or upon death.

         The Company terminated the Pension Plan in accordance with statutory requirements in fiscal year 2001. As a result of the termination, Messrs. Epstein, Zeigler and Blecher, received a lump sum payment of approximately $2,906, $119,104 and $82,488, respectively, representing the present value of their accrued benefits plus their pro-rated portion of the residual assets. These amounts were deposited into an individual retirement arrangement (IRA) or other employer tax-qualified plan which accepts rollovers. Messrs. Stevens and Dedman were not participants in the Pension Plan. As a result of freezing the Pension Plan, the Company makes a supplemental frozen pension plan contribution to participants in the Pension Plan for whom the projected lump sum value of his or her accrued benefit determined at December 1, 1997 under the Pension Plan would exceed his or her projected benefit derived from the Company's 2% non-elective contribution under the IGC Savings Plan (401(k)), as determined in the sole discretion of the Pension Plan Administrator using certain assumptions. Messrs. Zeigler and Blecher received such a contribution as disclosed in the notes to the Summary Compensation Table.

         Supplemental Retirement Plan. The Company's Supplemental Retirement Plan, adopted in 1985, provides additional retirement benefits to selected executives of the Company. Under the plan, on retirement at age 65, the participant will receive additional retirement benefits payable in equal monthly installments over 180 months. For a participant who elects to retire after age 55 but before age 65, the amount of the retirement benefits are actuarially reduced.

         The projected annual benefit under the Supplemental Retirement Plan for Mr. Zeigler, assuming continued funding for the requisite period and normal retirement, is $53,882. No other current executive participates in this plan. The current annual retirement benefit paid to the Company's former Chief Executive Officer, Carl H. Rosner, under this plan is $80,000.

         Supplemental Income Plan. The Company's Supplemental Income Plan provides death benefits to families of certain corporate officers and certain employees. In general, the Supplemental Income Plan provides that, in the event of a participant's death prior to age 65, the participant's beneficiaries will receive periodic payments in the first year following the participant's death equal to 50% of his or her base salary, and additional payments in each subsequent year (until the participant would have reached age 65) equal to 25% of his or her base salary. The Company has purchased insurance contracts to fund the Company's obligations under the Supplemental Income Plan. Mr. Zeigler is the only current executive participating in this plan.

         Enhanced Benefit Plan. On January 26, 2000, the Board of Directors approved the Intermagnetics General Corporation Enhanced Benefit Plan (the "Enhanced Benefit Plan") aimed at attracting, motivating and retaining certain top level Executives. Currently, only individuals with the title "Vice President and General Manager" (the "Participants") participate in the Enhanced Benefit Plan. The Enhanced Benefit Plan is not an employment contract, but it does supersede any pre-existing employment contracts between the Company and the Participants. Under the Enhanced Benefit Plan, Participants are entitled to (a) life insurance benefits equal to two (2) times their base salary and (b) a contribution made by the Company on Participant's behalf to the Company's

Deferred Compensation Plan. The contribution level is set each year by the Compensation Committee of the Board of Directors and placed in a separate retirement account for each Participant within the Deferred Compensation Plan. The contribution level for fiscal year 2002 has been set at $8,000 for each Participant. The contribution level for fiscal year 2001 was $8,000 for each Participant. No contribution was made in fiscal year 2000. This account vests only upon Participant's retirement or upon a change in control (as those terms are defined in the Deferred Compensation Plan). In addition, the Enhanced Benefit Plan provides a lump sum severance equal to between six (6) months and eighteen (18) months of Participant's salary upon (a) termination without "cause" (as that term is defined in the Enhanced Benefit Plan), or (b) Participant's resignation under certain circumstances after a change in control. The amount of severance is tied to years of service.

                         CERTAIN EMPLOYMENT ARRANGEMENTS

o Epstein Agreement
  -----------------

         On May 11, 1999, the Company entered into an employment agreement (the "Epstein Agreement") with Mr. Epstein for his service as the Company's President and Chief Executive Officer commencing on June 1, 1999. The Epstein Agreement was amended and superseded effective June 1, 2000 (the "2000 Agreement"). Under the 2000 Agreement, Mr. Epstein's employment term has been extended until May 31, 2004. On June 1 of each year of the 2000 Agreement, the employment term is extended by an additional year unless either party provides advance written notice to the other of its or his desire not to so extend the term. Accordingly, on June 1, 2001, the term automatically extended until May 31, 2005. The 2000 Agreement provided for a base salary in fiscal year 2001 of $350,000. Under the terms of the 2000 Agreement, Mr. Epstein's base salary is adjusted annually. The base salary for fiscal year 2002 has been set at $400,000. The 2000 Agreement also provides that Mr. Epstein may participate in the Company's Incentive Bonus Program. In addition, under the 2000 Agreement, the Company provides Mr. Epstein with a lump sum payment of $49,000 (adjusted annually) to be used by Mr. Epstein to select either a non-qualified Supplemental Executive Benefit Plan or other similar program for which the intent is to compensate for caps imposed by US Government tax regulations on the Company's qualified retirement and savings programs. This lump sum is paid in lieu of Mr. Epstein's inclusion in any of the Company's non-qualified retirement programs. In consideration for entering into the Epstein Agreement, the Company granted Mr. Epstein a non-qualified option to purchase 500,000 shares of common stock of the Company with the option vesting at a rate of 33.33% on each of June 1, 2000, June 1, 2001 and June 1, 2002. The grant was made under the Company's 1990 Stock Option Plan and the exercise price was $7.625, the closing price of the Company's stock on the effective date of the grant (June 1, 1999). If Mr. Epstein is terminated without cause or resigns for good cause during term of the 2000 Agreement, or any renewal thereof, or if the Board elects not to extend the term, he would be entitled to receive an amount equal to his then-base annual salary multiplied by the number of months remaining on the term of the 2000 Agreement. The 2000 Agreement also provides that if Mr. Epstein is terminated or resigns as an employee under certain circumstances after a change in control event (as described in the Epstein Agreement), he would be entitled to receive an amount equal to the sum of three times his annual salary and certain other extraordinary payments.

o Zeigler Agreement
  -----------------

         The Company entered into a Change in Control Agreement dated August 13, 1999 with Michael C. Zeigler, the Senior Vice President of Finance and Chief Financial Officer. Under the Agreement, if Mr. Zeigler is terminated without "cause" or resigns under certain circumstances after a change in control event (as that term is defined in the Agreement), he is entitled to an extraordinary termination payment equal to the greater of (a) his annual salary at the time of the change in control, or (b) his annual salary immediately prior to the termination.

o Rosner Agreement
  ----------------

         Mr. Rosner retired as Chief Executive Officer of the Company effective May 31, 1999 pursuant to the terms of an employment agreement between the Company and Mr. Rosner (the "Rosner Agreement"). The Rosner Agreement provides that Mr. Rosner be available as a consultant to the Company for five fiscal years after his retirement (the "Consulting Term"). During the Consulting Term, Mr. Rosner will be paid a consulting fee equal to 50% of his annual salary at the time of his retirement, and an incentive bonus of not less than 1/2% of the Company's income before taxes. Any time required beyond twenty hours per week will be compensated at a rate equal to 125% of Mr. Rosner's then applicable hourly compensation rate. At the end of Mr. Rosner's employment term, pursuant to the Rosner Agreement, Mr. Rosner was granted a non-qualified stock option to purchase 78,030 shares of Common Stock at a price of $7.625, the closing price on the date of grant (June 1, 1999). This option will have a five-year term and became fully vested in fiscal year 2001. Under the Rosner Agreement, the Company paid Mr. Rosner $180,000 in consulting fees in fiscal year 2001, and $172,500 in consulting fees in fiscal year 2000. In addition, Mr. Rosner earned a bonus of $90,145 in fiscal year 2001 that was paid to him in fiscal year 2002 and $52,530 in fiscal year 2000 that was paid to him in fiscal year 2001.


                          TRANSACTIONS WITH MANAGEMENT

         In fiscal year 2000, we adopted Stock Ownership Guidelines for our executive officers and certain top-level management employees. Executive officers and certain key employees that report directly to the Chief Executive Officer are expected to own not less than one times their base salary in Common Stock. Top-level management employees are expected to own not less than two-thirds of their base salary in Common Stock.

         In order to assist and encourage individuals to reach the ownership guidelines as soon as possible, we created the 1999 Executive Stock Purchase Plan. Under this plan the Company may provide loans directly to participants, or may arrange for a participant to obtain a loan from a bank, for the purpose of purchasing Common Stock on the open market. Interest on the loan is charged annually at the Company's base rate of borrowing under its line of credit, or at the rate charged by the bank if the loan is secured through a bank. The term of the loan is five years after which it must be repaid in full. Employees are expected to retain two-thirds of the stock purchased with loan proceeds for the entire term of the loan and are expected to retain ownership levels within the Stock Ownership Guidelines during the term of the 1999 Executive Stock Purchase Plan.

         Messrs. Epstein, Zeigler, Blecher and Dedman secured loans in the amount of $300,000, $165,000, $120,000 and $160,000, respectively, to purchase
Common Stock. All other participants secured loans totaling $915,000. Mr. Zeigler paid off his loan in full on May 20, 2001. In fiscal year 2001, these loans carried an interest rate of 6.17%. There have been no events of default with respect to the loans.

                  AUDIT COMMITTEE AND INDEPENDENCE OF AUDITORS

Audit Committee Report

         The Audit Committee of the Board of Directors (the "Committee") is comprised of four directors. Each member of the Committee is an independent director as defined by the rules of the American Stock Exchange and Nasdaq. The Committee has adopted a written charter. This charter was approved by the Board of Directors and is set forth in Appendix A of this Proxy Statement. The Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers, LLP, the Company's independent auditor for fiscal year 2001, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Committee has discussed with PricewaterhouseCoopers the matters that are required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). PricewaterhouseCoopers has provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Comittees), and the Committee discussed the firm's independence with PricewaterhouseCoopers. The Committee also considered whether PricewaterhouseCoopers' provision of non-audit services to the Company is compatible with the firm's independence.

         Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2001 and that PricewaterhouseCoopers continue as the Company's independent auditors for fiscal year 2002.

                                            AUDIT COMMITTEE OF THE BOARD OF
                                            DIRECTORS OF INTERMAGNETICS
                                            GENERAL CORPORATION
                                            Sheldon E. Weinig (Chairman)
                                            John M. Albertine
                                            Thomas L. Kempner
                                            Stuart A. Shikiar

Independent Auditors Fees

         In addition to retaining PricewaterhouseCoopers to audit the consolidated financial statements for 2001, the Company retained Pricewaterhouse Coopers, as well as other consulting firms, to provide various consulting services in fiscal year 2001. The aggregate fees and expenses billed for professional services by PricewaterhouseCoopers in 2001 for these various services were:

         Audit Fees: 139,200 for services rendered for the annual audit of the Company's consolidated financial statements and the quarterly reviews of the financial statements included in the Company's Forms 10-Q;

         All Other Fees: $295,847 for tax, special audit and consulting services.

                        REPORT OF COMPENSATION COMMITTEE

         The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Intermagnetics General Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee of the Board of Directors sets the compensation policies for the executive officers of the Company, recommends the annual base salary, annual incentive compensation and grant of long term incentive compensation for the Company's chief executive officer, and approves the annual base salary, annual incentive compensation and grant of long term incentive compensation for all other executive officers of the Company. In fulfilling this duty, the Compensation Committee has sought to establish a policy that enables the Company to attract, retain and reward executive officers who contribute substantially to the success of the Company, and aligns executive compensation with the creation of long-term value for the Company's shareholders.

         The Compensation Committee views executive compensation as comprised of three essential components: long-term incentive compensation, annual base salary and annual incentive compensation.

         Long Term Incentive Compensation. The Compensation Committee views long-term incentive compensation as the cornerstone of executive compensation. The Compensation Committee believes that long-term executive compensation should be linked closely to the creation of shareholder value. In this regard, the Compensation Committee believes that the grant of stock options to the Company's executive officers under the Company's stock option plans focuses the attention of the Company's executives on the important task of creating long-term shareholder value. In awarding stock options to the executive officers of the Company, the Compensation Committee generally considers a variety of factors, including the potential impact of an executive officer on shareholder value and industry practice with respect to such awards. Options are typically granted at the market price on the date of grant. Because vesting ceases should the executive leave the Company's employment, the Compensation Committee believes that the stock options also serve to retain the Company's executive officers.

         Annual Base Salary. In establishing executive annual base salaries, the Compensation Committee has established a policy of setting payments competitively. In determining the competitiveness of individual salaries, the Compensation Committee periodically gathers information regarding the base salaries paid within the industry to other individuals with comparable responsibilities. In connection with establishing base salaries in light of the competitive ranges, the Compensation Committee weighs the allocation of responsibilities among the executive officers within the Company and the relevant experience of each such executive officer.

         Annual Incentive Compensation. The Compensation Committee believes that an important component of annual compensation is incentive compensation. In July 1999, the Compensation Committee established a new annual incentive compensation program (the "Incentive Bonus Program") pursuant to which cash bonuses are earned by officers and employees of the Company. The size and availability of a cash award under the Program is linked to quantitative and qualitative goals that are established for each eligible participant at the beginning of the

Company's fiscal year. The Board of Directors sets the quantitative goals for the financial performance of the Company and its subsidiaries and divisions. The Compensation Committee sets qualitative goals for the Chief Executive Officer. Qualitative goals for other officers and employees are approved by the executive officer to whom he or she reports. Under the program, bonuses earned in any fiscal year are paid to executives and eligible employees in the first quarter of the following fiscal year.

         Participants in the Incentive Bonus Program are eligible to earn a bonus equal to a set percentage of their base salary (their "Bonus Target"). Employees can achieve a bonus above their Bonus Target if they exceed their quantitative and/or qualitative goals. The program provides for "banking" of bonuses earned in excess of 150% of the participant's target. This "bank" is paid out over a three year period, provided the participant remains employed with the Company, but is subject to reduction if participant fails to meet his or her quantitative goals during the three year payout period. The total amount earned in any year (including any banked portion) by all participants under the program cannot exceed 10% of consolidated operating income (as adjusted to eliminate the operating loss of IGC-Superpower). This program will continue to apply to the officers and employees of the Company for fiscal year 2002 performance.

         The Compensation Committee believes that the compensation earned by each of the five highest paid executive officers of the Company for its fiscal year 2001 was reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

         In particular, the Compensation Committee believes that Mr. Epstein's compensation during fiscal year 2000 reflected his very strong contribution to the Company. Consistent with the requirements of the Epstein Agreement, Mr. Epstein received a salary of $350,000. In addition, Mr. Epstein was paid an annual bonus of $245,000 for fiscal year 2001 performance. In addition, Mr. Epstein "banked" additional bonus amounts for which he will be eligible over a three year period provided certain criteria are met. Mr. Epstein's target bonus for fiscal year 2002 will be 75% of his base salary and the target bonuses for all other executive officers will range from 35-50% of base salary.

         The Compensation Committee notes that Mr. Epstein's salary falls within the competitive range established for the position of Chief Executive Officer.

                                          COMPENSATION COMMITTEE OF THE BOARD
                                          OF DIRECTORS OF INTERMAGNETICS GENERAL
                                          CORPORATION
                                          James S. Hyde (Committee Chairman)
                                          John M. Albertine
                                          Thomas L. Kempner
                                          Sheldon E. Weinig

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock for the past five fiscal years with similar returns for (i) a composite index of the American Stock Exchange ("AMEX"), (ii) a peer group of companies we selected for purposes of the comparison and described more fully below (the "Peer Group") and (iii) a peer group of companies used by the Company in its previous fiscal year, which includes certain companies that we believe are no longer sufficiently similar to the Company to provide a meaningful comparison (the "Former Peer Group"). On July 11, 2001, the Company's stock began trading on the Nasdaq Market. Our stock performance graph for our Fiscal Year ending May 26, 2002 will reflect this change. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization. There can be no assurance that the performance of the Company's Common Stock will continue in a manner similar to the trend depicted on the graph.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG INTERMAGNETICS GENERAL CORPORATION, AMEX
           MARKET VALUE INDEX, AN OLD PEER GROUP AND A NEW PEER GROUP

                                                              Cumulative Total Return
                                     ----------------------------------------------------------------------------
                                      5/26/96      5/25/97       5/31/98      5/30/99       5/28/00      5/27/01


INTERMAGNETICS GENERAL CORPORATION     100.00        78.81         68.57        53.99         75.15       211.94
AMEX MARKET VALUE                      100.00        97.97        123.88       140.14        164.37       171.11
OLD PEER GROUP                         100.00       100.87        117.24        99.06        153.92       161.74
NEW PEER GROUP                         100.00        95.38        112.82        85.32        111.36       117.12

     * Assumes $100 invested on May 27, 1996 in Intermagnetics General Corporation Common Stock, AMEX Composite index, Peer Group and Former Peer Group, including reinvestment of dividends.

         The selection of a peer group posed some difficulty because we do not believe there are any publicly traded companies devoted exclusively or even substantially to all of the same markets in which we compete. We believe that many of our strongest competitors are either not publicly traded in the U.S., or consist of subsidiaries or divisions of large corporations. Hence, we selected a peer group consisting of publicly-traded high technology companies (including those in the development stage) that (a) have less than $350 million in annual revenues, and (b) either compete against the Company in one or more of our several markets or otherwise participate in one or more of our several markets. With respect to the medical diagnostic imaging market, we focused on selecting other companies that, like Intermagnetics, design and sell systems and components to medical products companies.

         The companies in the Peer Group that compete against us in one or more of our markets consist of Helix Technology Corporation and Chart Industries, Inc., which participate in the instrumentation market, and American Superconductor Corporation, a development stage company working with high temperature superconductors in the energy technology market.

         The companies in the Peer Group that otherwise participate in markets in which we are active (but do not necessarily compete against the Company in such markets) include Analogic Corporation and Hologic, Inc., both of which manufacture products for the diagnostic imaging market, and SatCon Technology Corporation, which participates in the energy technology market.

         We believe that Fischer Imaging Corporation, a manufacturer of specialty and general purpose medical imaging systems, components and subsystems and 4-D Neuroimaging (formerly Biomagnetic Technologies, Inc.), a small company that develops and manufactures diagnostic imaging systems based upon the direct measurement of magnetic fields created by the human body, are no longer appropriate for inclusion in our peer group because of their significantly lower revenues and market capitalizations.

         In providing the foregoing graph for informational purposes, the Company notes that as a general rule, development stage companies do not have meaningful revenues relative to their substantial product development expenses. Hence, unlike the Company's Common Stock, the value of equity securities of development stage companies are based primarily on speculation regarding the potential success of such companies in bringing a novel product to market successfully.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Michael E. Hoffman has been nominated as a director of the company. He is Global Head of Value Based Research Group at Credit Suisse First Boston ("CSFB"). In fiscal year 2001, the Company retained CSFB to act as its financial advisor with respect to the Company's strategic planning. CSFB's financial advisory fee was $200,000. In addition, CSFB would be entitled to a transaction fee in the event it were to assist Company with an acquisition.

         See "Certain Employment Arrangements" and "Transactions with
Management".


                                  OTHER MATTERS

         Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders must furnish us with copies of all Section 16(a) forms they file.

         To the best of our knowledge, based solely on a review of the copies of
Section 16(a) reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and more than ten-percent beneficial owners were complied with during the fiscal year ended May 27, 2001.

         The Board of Directors is not aware of any matters other than those discussed in this Proxy Statement that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. In order to be considered for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting, we must receive proposals not later than May 28, 2002. Proposals should be directed to the attention of our Corporate Secretary.

                                  ANNUAL REPORT

         Our annual report on Form 10-K for the fiscal year ended May 27, 2001, including the financial statements and schedules, but excluding exhibits, was mailed with this Proxy statement. Our annual report to shareholders will be mailed under separate cover.

                                         By order of the Board of Directors,

                                         KATHERINE M. SHEEHAN
                                         Corporate Secretary

                                   APPENDIX A

                       INTERMAGNETICS GENERAL CORPORATION
                             AUDIT COMMITTEE CHARTER

1.   Mission Statement
     -----------------

     The audit committee (the "Committee") will assist the Board of Directors (the "Board") of Intermagnetics General Corporation (the "Company") in fulfilling the Board's general oversight and monitoring of the independent auditor's participation in the Company's financial reporting process, the Company's process for financial reporting, its system of internal control, audit process, and process for monitoring compliance with legal and regulatory requirements. In performing its duties, the Committee will maintain effective working relationships with the Board, management and the Company's auditors. The primary objective of the Committee in fulfilling its responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external auditors.

2.   Organization
     ------------

     2.1. Committee Composition: The Committee shall consist of not less than three members who shall be appointed annually by the Board. The Board shall designate one member of the Committee to serve as Chair.

     2.2. Member Qualifications: Each member should make a unique and valuable contribution to the Committee. Members must have the ability to: recognize the significance of the Committee; dedicate the time and energy necessary to accomplish the Committee's role; understand the Company's business, risks and controls; read and understand fundamental financial statements; and offer new and different perspectives and constructive suggestions. At least one member of the Committee shall have accounting or related financial management expertise. In addition, Committee members will satisfy the qualification requirements for audit committee members set forth in any rules, regulations or laws applicable to the Company.

     2.3. Independence of Members: Members of the Committee shall be independent. A member shall be considered independent if he or she has no relationship with the Company that may interfere with his or her independence from management, or if he or she is an "independent director" as that term may be defined by applicable rules, regulations or laws.

     2.4. Meetings: The Committee shall schedule and hold regular meetings with sufficient frequency to carry out its responsibilities. Whenever possible, Committee meetings will be scheduled in conjunction with meetings of the full Board. Committee meetings shall, when appropriate, include the Company's external auditors and appropriate management representatives (e.g., President, CFO).

3.   Audit Committee Activities
     --------------------------

          The principal activities of the Audit Committee will generally include the following:

     3.1. Review of Charter: Review and reassess the adequacy of this Charter annually and submit it to the Board for approval along with any recommended changes.

     3.2. Internal Control: The Committee shall review and evaluate corporate policies and controls and ensure that the Company's external auditors keep the Committee informed about fraud, illegal acts, deficiencies in internal controls and other matters related to the Company's financial processes.

     3.3. Financial Reporting:

          3.3.1. The Committee shall review the Company's audited financial statements and annual audit process. Generally, the Committee shall:

               o review the overall audit plan with the independent auditor and management responsible for maintaining the Company's accounts and preparing the Company's financial statements (the "Senior Accounting Executive").

               o review and discuss with management and the independent auditor:

                    (i) the Company's annual audited financial statements, including any significant reporting issues that arose in connection with the preparation of the statements;

                    (ii) the adequacy of the Company's internal financial reporting controls; and

                    (iii) major changes in, and questions regarding, accounting and auditing principles and procedures.

               o review and discuss with the independent auditor (outside the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995.

               o review and discuss with the independent auditor (outside the presence of management) any problems or difficulties the auditor may have with management or others including any management letter provided by the auditor and the Company's response to that letter. This review shall include any difficulties encountered by the auditors in the course of performing its audit, including any restrictions on the scope of its activities or access to information.

               o review and discuss any major changes to the Company's auditing and accounting principles and practices as may be suggested by the independent auditor or management

               o discuss with the independent auditor issues that may be brought to the Committee's attention pursuant to any applicable Statement on Auditing Standards (e.g. SAS No.
                    61).

               o based on the Committee's review and discussions with management and the independent auditors of the matters outlined above, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual report on Form 10-K.

               o    prepare the Audit Committee Report required by Item 306 of
                    Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

               3.3.2. The Committee shall review and discuss with management and the independent auditor the Company's quarterly financial statements. Such review shall include discussions between the Chair of the Committee, or the full Committee and the independent auditor of such issues as may be brought to their attention pursuant to Statement on Auditing Standards No. 71.

     3.4. Selection, Performance and Independence of Independent Auditors: The Committee shall:

               3.4.1. recommend to the Board the appointment of the independent auditor.

               3.4.2. instruct the independent auditor that the auditor's ultimate accountability is to the Board and the Committee as representatives of the Company's shareholders.

               3.4.3. evaluate on an annual basis the performance of the auditor, and, if necessary in the judgment of the Committee, recommend that the Board replace the independent auditor.

               3.4.4. request that the independent auditor provide the Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, and review and discuss the independence of the auditor with the Committee and the independent auditor. The Committee shall recommend that the Board take appropriate action, if necessary, to ensure the independence of the auditor.

     3.5. Investigations: The Board may request that the Committee review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with applicable laws, regulations or Company policy.

     3.6. Other Oversight Functions: The Committee will perform such other oversight functions as may be requested by the Board.

4.   Scope of Responsibilities
     -------------------------

     4.1. In performing its responsibilities, the Committee shall be entitled to rely upon advice and information it receives in its discussions and communications with management and the independent auditors. The Committee shall have the authority to retain special legal, accounting or other professional advisors to the Committee. The Committee shall also have the authority to request that any Company officer or employee, outside legal counsel, independent auditor or other professional retained by the Company to render advice, attend meetings of the Committee or cooperate with any investigation conducted by the Committee.

     4.2. Notwithstanding the powers and responsibilities of the Committee as set forth in this Charter, the Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and the independent auditor (to the extent consistent with the independent auditor's scope of review). It is also not the duty of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure compliance with laws, regulations or Company policies.

                       INTERMAGNETICS GENERAL CORPORATION
           Proxy for Annual Meeting of Shareholders, November 14, 2001

         The undersigned hereby appoints Glenn H. Epstein and Michael C. Zeigler or any one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Intermagnetics General Corporation to be held on November 14, 2001, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the September 24, 2001 proxy statement.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       INTERMAGNETICS GENERAL CORPORATION

           PLEASE MARK YOUR CHOICE LIKE THIS |X| IN BLUE OR BLACK INK
                          I PLAN TO ATTEND MEETING |_|

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.
                                                ---

1.    Election of the following  nominees as directors (voting  cumulatively as set forth in the September 24, 2001 proxy statement):  Michael E. Hoffman, Thomas L. Kempner and Sheldon E. Weinig.

      For all        Withhold for     Withhold for the following only:     To cumulate votes for individual
      nominees       all nominees     (Write the name of the nominee(s)    directors, fill in the name of the
                                      in the space below)                  nominee(s) below and indicate such votes:
       |_|            |_|






THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE DATE, SIGN AND RETURN PROMPTLY.

                                               (Signature should be exactly as
                                               name or names appear on this
                                               proxy. If stock is held jointly,
                                               each holder should sign. If
                                               signing is by attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full
                                               title.)

                                               Date
                                               ---------------------------------

                                               Signature
                                               ---------------------------------

                                               Signature
                                               ---------------------------------

                                               This Proxy will be
                                               Voted FOR All of the Above
                                               Matters Unless Otherwise
                                               Indicated, and in the Discretion
                                               of the Proxies on All Other
                                               Matters Properly Brought Before
                                               the Meeting.